                                                                 EXHIBIT (10.)14


                              SARA LEE CORPORATION
                               1994 NON-QUALIFIED
                           DEFERRED COMPENSATION PLAN
                                 (BASE SALARY)


1. Purpose: The purpose of the Sara Lee Corporation 1994 Non-Qualified Deferred Compensation Plan (Base Salary) ("Plan") is to permit a Participant, as defined in Section 2 below, to defer the payment of all or a portion of calendar year 1994 base salary for one or more calendar years.

2. ELIGIBLE PARTICIPANT: An eligible participant shall mean "A" and "B" level Executives of Sara Lee Corporation or any of its subsidiaries incorporated under the laws of any state in the United States (the "Company") and any other Company employees deemed eligible by general management ("Participant").

3. ADMINISTRATION OF PLAN: The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board of Directors of the Company (the "Committee"). The Committee may delegate certain administrative authority to employee(s) of the Company, but shall retain the responsibility for interpretation and modification of the Plan.

4. DEFERRED COMPENSATION: Each Participant shall be permitted to defer an amount of calendar year 1994 base salary in accordance with the terms of Paragraphs 5a and 5b of the Plan. ("Deferred Compensation").

5a. ELECTION TO DEFER COMPENSATION: A Participant may elect to defer all or some portion of his/her calendar year 1994 base salary provided the deferral amount equals or exceeds $500 per month. The deferral shall be effected by executing a 1994 Base Salary Deferred Compensation Agreement ("Agreement") as set forth in Exhibit A to this Plan, and filing the Agreement prior to December 31, 1993, with the Participant's payroll department or any other department designated by the Company's management (except as provided for in paragraph 5b).

5b. AGREEMENTS FILED AFTER DECEMBER 31, 1993: A Participant may file an Agreement after December 31, 1993 to defer calendar year 1994 base salary not yet earned provided the provisions in paragraph 5a (other than filing date) are satisfied and further provided the deferral period is no less than two (2) years.

6. PAVMENT OF DEFERRED COMNENSATION: A Participant may elect to receive the payments of Deferred Compensation in installments (annual or quarterly) or in a lump sum, provided that the payment(s) does not commence during the tax year in which it is earned, and the provisions of paragraph 5b are met, if applicable. The payments shall be made on the payroll date closest to the scheduled payment date.

7. CHANGE OF ELECTION: A Participant may prospectively elect to cease or change his/her deferral election by revoking this Agreement and, where applicable, executing a new Agreement and submitting the revoked and executed Agreements to the designated department of his/her Company. Deferral elections related to amounts which have already been earned and deferred cannot be terminated or changed except as provided in Paragraphs 10 and 12 below. Any Participant who changes his/her deferral election for compensation not yet earned and executes a new Agreement for calendar year 1994 must designate a deferral period of at least two (2) years.

8. MAINTENANCE OF DEFERRED COMNENSATION ACCOUNTS: The Company will maintain a separate Deferred Compensation Account ("Account") for each Participant. On June 30 and December 31 of each year and on the date of final payment from the Account, the Company will credit the Account with interest on the outstanding average balance (principal and accrued interest to date). The rate of interest for each fiscal year will be set at the beginning of each fiscal year based on the current cost to Sara Lee Corporation of issuing five year maturity debt. The rate will be the average of quotes from two prominent investment banks, but will not be lower than comparable maturity debt for a company rated comparably to Sara Lee Corporation.

9. RETIREMENT: In the event that the Participant retires before all the Deferred Compensation is paid from his/her Account, the Plan shall remain in effect and each Account shall continue to be maintained by the Company for the benefit of the Participant and paid in accordance with the Agreement.

10. DEATH OR TOTAL DISABILITY OF PARTICIPANT: Upon the death or total disability (as defined below) of a Participant, the payment of Account balances shall be made as requested by the totally disabled Participant, designated beneficiary or the Executor/Executrix of the Participant's estate. This request must be made in writing to the Senior Vice President - Human Resources of Sara Lee Corporation within 180 days following the death or total disability of a Participant. If this request is not made within 180 days following the death or total disability of a Participant, the deferral amount will be paid in accordance with the Agreement. Total disability shall mean the inability to perform each and all of the duties relative to a Participant's occupation, and his/her not being gainfully employed in another job for which he/she is qualified.

11. TERMINATION OF EMPLOYMENT: The Plan shall remain in effect and the Account shall continue to be maintained by the Company for the benefit of the Participant and paid in accordance with the Agreement in the event that the Participant terminates employment with the Company for any reason before all the Deferred Compensation is paid from his or her Account.

12. FINANCIAL HARDSHIP: Notwithstanding the time and frequency of the date of payment of Deferred Compensation designated in the Agreement or in paragraphs 9, 10 and 11 hereof, the Senior Vice President, Human Resources of Sara Lee Corporation as the representative for the Committee may authorize, upon written application by the Participant, his/her designated beneficiary or the Executor/Executrix of the Participant's estate, the acceleration of Deferred Payments (including a lump sum payment) provided that it can be substantiated to the reasonable satisfaction of the Senior Vice President, Human Resources of Sara Lee Corporation as the representative for the Committee that adherence to the designated payment form and/or schedule set forth in the Agreement would result in severe financial hardship to the Participant, his/her designated beneficiary or to his/her estate. A bona fide financial hardship must be the result of an unanticipated event. Such accelerated or lump sum payment shall not exceed the amount required to meet the financial need of the Participant, his/her designated beneficiary or his/her estate.

13. NO RIGHTS OF EMPLOYMENT: Participation in the Plan in no way constitutes a contract or agreement to continue employment of the Participant by the Company for any fixed period of time.

14. STATUS OF OBLIGATION: The balances accumulated in the Accounts under the terms of the Plan shall constitute general contractual obligations of the Company. The Company shall not segregate assets, create any security interest, or encumber its assets in order to provide for the payment(s) of the balance(s) which shall accumulate in the Accounts. Notwithstanding the preceding sentence, the Company may, in its sole discretion, establish an irrevocable grantor trust, the assets of which shall be subject to the claims of the Company's creditors in the event of the Company's bankruptcy or insolvency, and if so established, benefits payable under the Plan shall be paid from such trust to the extent not otherwise paid from the Company's general assets.

15. NON-ASSIGNABILITY: The rights and benefits of a Participant under the Plan are personal and cannot be pledged, transferred or assigned except by designation of a beneficiary, will or the laws of descent and distribution.

16. AMENDMENT(S): Any substantive amendment(s) to the Plan shall be approved by the Committee. No amendment(s) shall be made which would adversely affect the tax status of the Deferred Compensation accumulated in the Accounts.

17. EFFECTIVE DATE: TERMINATION: The Plan shall become effective January 1, 1994. The Committee may terminate the Plan at any time; however, such termination shall not affect the rights of Participants accrued under any predecessor Deferred Compensation (Base Salary) Plans. In the event of a termination, the Committee will comply with a Participant's election regarding the distribution of the deferred amount(s).

18. PREDECESSOR PLANS: The rights and provisions as described in this document are applicable to this Plan only and shall not apply to any other Deferred Compensation Plan of the Company in which a Participant is a participant.

                                                                       EXHIBIT A

             SARA LEE CORPORATION BASE SALARY DEFERRED COMPENSATION
                        AGREEMENT FOR CALENDAR YEAR 1994

This Agreement is made and entered into this ________ day of _________, 199_, by and between Sara Lee Corporation, a Maryland Corporation ("SLC"), and _________ ("Employee").
                                   WITNESSETH

WHEREAS, SLC has a 1994 Non-Qualified Deferred Compensation Plan (Base Salary), a copy of which is attached hereto ("Deferred Compensation Plan"), in which the Employee is eligible to participate; and
WHEREAS, Employee desires to defer all or a portion of Employee's base salary to be earned and paid during calendar year 1994 in accordance with the terms and conditions of the Deferred Compensation Plan and this Agreement;
NOW, THEREFORE, the parties hereto agree as follows:

1. EMPLOYEE'S ELECTION TO DEFER BASE SALARY. Employee hereby elects to defer all or a portion of Employee's future base salary payments in calendar year
1994 equal to________________ dollars ($___________) to be deferred on a
( ) WEEKLY; ( ) BI-WEEKLY; ( ) MONTHLY basis, for a total of ______________ dollars ($__________), beginning with the pay period which commences on ____________________, 1994 and ending with the pay period which ends on
_____________________________________, 1994 or (if no ending date is indicated
herein) on the date of the last pay period of calendar year 1994 unless Employee shall revoke the foregoing election in accordance with Section 7 of the Deferred Compensation Plan.

2. AGREEMENT OF SLC TO DEFER BASE SALARY. SLC agrees to establish a separate account on its books for the benefit and in the name of Employee ("Account") in which the amount of base salary deferred by Employee ("Deferred Compensation") for each pay period under this Agreement shall be credited. The Account shall be maintained by SLC in accordance with Section 8 of the Deferred Compensation Plan.

3. PAYMENT OF DEFERRED COMPENSATION. Employee hereby elects to receive the payment of, and SLC hereby agrees to pay Employee, the Deferred Compensation as follows:

        (a)     ( ) a lump sum payment in _________ [insert month and year] or

        (b) equal ( ) QUARTERLY or ( ) ANNUAL installments commencing in _______________________ [insert month and year] and ending in
_______________________ [insert month and year], together with interest as determined in Section 4 below.

4. PAYOUT CALCULATION. The amount of each installment payment shall be computed in accordance with the following formula: (a) the amount of principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments; (b) the amount of the interest payment of each installment shall be determined by dividing the current interest balance (at latest interest credit date) by the number of remaining installment payments. Payments of Deferred Compensation shall be made at the end of the last pay period of the calendar month.

5. DEATH OF EMPLOYEE. In the event that Employee shall die prior to the payment of the unpaid balance of the Deferred Compensation in the Employee's Account, such unpaid balance shall be paid to ( ) EMPLOYEE'S ESTATE or to ( ) EMPLOYEE'S BENEFICIARY.

______________________________________________________________________________
__________________________________________ (fill in name, current address and social security number of beneficiary).

6. INCORPORATION OF DEFERRED COMPENSATION PLAN. The terms and conditions of the Deferred Compensation Plan are hereby incorporated by reference and form a part of this Agreement. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

    ATTEST: SARA LEE CORPORATION

          By:______________________                  By:______________________
          Officer (Operating Unit)                   Officer (Operating Unit)

          _________________________                  _________________________
          City and state in which                    Employee Signature
          salary earned
                                                     _________________________
          Employee's Social Security                 Print Name
          Number: __________________
                                                     _________________________
                                                     Home Address

                                                     _________________________
                                                     City    State    Zip Code

                                                     __________________________
                                                     Division (Company)